UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

Editas Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37687	46-4097528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Hurley Street Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 401-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Public Offering

On December 5, 2017, Editas Medicine, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”), relating to an underwritten public offering of 1,970,000 shares (the “Underwritten Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). All of the Underwritten Shares are being sold by the Company. The price at which the Underwriter has agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement is $25.38 per share (the “Purchase Price”). After estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $49.7 million.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 295,500 shares of Common Stock (the “Option Shares” and, together with the Underwritten Shares, the “Shares”) at the Purchase Price.

The Underwritten Shares and any Option Shares will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on March 3, 2017 and declared effective by the SEC on March 15, 2017 (File No. 333-216444). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on December 8, 2017, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.                                        Other Events.

The full text of the press release announcing the proposed underwritten public offering on December 5, 2017 and the full text of the press release announcing the pricing of the underwritten public offering on December 6, 2017 are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 5, 2017, by and among Editas Medicine, Inc. and Morgan Stanley & Co. LLC
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
99.1	Press Release dated December 5, 2017
99.2	Press Release dated December 6, 2017

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDITAS MEDICINE, INC.

Date: December 7, 2017	By:	/s/ KATRINE S. BOSLEY
Katrine S. Bosley
President and Chief Executive Officer

3